Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Kindly MD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be paid	Equity	Units consisting of shares of Common Stock, par value $0.001 per shares (“Common Shares”, Tradeable Warrants to purchase Common Shares, and Non-tradeable Warrants to purchase Common Shares (1)	457(o)	1,272,727	$5.50	$7,000,000	$110.20 per $1,000,000	$771.400	__	__	__	__
	Equity	Common Stock, par value $0.001 per share, included as part of the Units (2)	457(o)	__	__	Included with above Units	__		__	__	__	__
	Other	Tradeable Warrants to purchase Common Shares, included as part of the Units	457(o) and 457(g)	__	__	Included with above Units	__		__	__	__	__
	Other	Non-tradeable Warrants to purchase Common Shares, included as part of the Units (3)	457(o) and 457(g)	__	__	Included with above Units	__		__	__	__	__
	Equity	Common Shares issuable upon exercise of the Tradeable Warrants included as part of the Units (2)	457(o)	1,272,727	$6.33	$8,050,000	$110.20 per $1,000,000	$887.11	__	__	__	__
	Equity	Common Shares issuable upon exercise of the Non-tradeable Warrants included as part of the Units (2)	457(o)	660,377	$6.33	$4,025,000	$110.20 per $1,000,000	$443.56	__	__	__	__
	Other	Over-allotment Option	457(o)	—	—	—	$110.20 per $1,000,000	—	__	__	__	__
	Other	Common Stock, par value $0.001, included as part of the Over-allotment Option	457(o)	__	__		Included with above Over-allotment Option		__	__	__	__
	Other	Tradeable Warrants to purchase Common Shares, included as part of the Over-allotment Option	457(o) and 457(g)	__	__		Included with above Over-allotment Option		__	__	__	__
	Other	Non-Tradeable Warrants to purchase Common Shares, included as part of the Over-allotment Option	457(o) and 457(g)	__	__		Included with above Over-allotment Option		__	__	__	__
	Other	Common Stock, par value $0.001, included as part of the Over-allotment Option (2)	457(o)	190,909	$5.50	$1,050,000	$110.20 per $1,000,000	$115.71	__	__	__	__
	Other	Common Shares issuable upon exercise of the Tradeable Warrants, included as part of the Over-allotment Option (2)	457(o) and 457(g)	190,909	$6.33	$1,208,490.57	$110.20 per $1,000,000	$133.18
		Common Shares issuable upon exercise of the Non-Tradeable Warrants, included as part of the Over-allotment Option (2)	457(o) and 457(g)	95,455	$6.33	$604,245.28	$110.20 per $1,000,000	$66.59
	Other	Representative’s Warrants (3)	457(g)	__	__	—	-		__	__	__	__
	Equity	Common stock, par value $0.001 per share, included as part of the Representative’s Warrants (2) (4)	457(o)	87,818	$6.33	$555,450	$110.20 per $1,000,000	61.21	__	__	__	__
	Equity	Common stock, $0.001 par value per share, being registered for the Selling Shareholders(1)	457(o)	1,617,019	$5.50	$8,893,604.50	$147.60 per $1,000,000	$1,312.70
Fees previously paid									__	__	__	__
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$3,791.46
	Total Fees Previously Paid							$2,478.75
	Total Fee Offsets							$0
	Net Fee Due							$1,312.70

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable for a number of shares equal to 6% of the shares of common stock offered hereby at the same rate as the Warrants offered to investors, a per share exercise price equal to 115% of the public offering price per share. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants (including the over-allotment) is $555,450, which is equal to the value of 6% of the common shares issued in the offering at an exercise price of 115% of the offering price.